675 East 500 South Suite 640
                                                    Salt Lake City, Utah 84102
                                                    Telephone (801) 532-7444
                                                    Fax (801) 532-4911
                                                    Email: mail@bestcpa.com
[GRAPHIC OMITTED]


TANNER+CO.                                          A PROFESSIONAL CORPORATION
CERTIFIED PUBLIC ACCOUNTANTS
AND BUSINESS ADVISORS




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated March 17, 2000, which appears on page F-2 of the Form 10-K of Chattown.com Network, Inc. (formerly Vaxcel, Inc.), and the references to our firm under the caption "Experts" in the Registration Statement.

                                                      /s/ Tanner+Co.


Salt Lake City, Utah
April 4, 2000

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